Exhibit 99

General Cable Announces Board of Directors Appointment

HIGHLAND HEIGHTS, Ky.--(BUSINESS WIRE)--July 30, 2013--General Cable Corporation (NYSE: BGC), announced today that its Board of Directors appointed Ms. Sallie B. Bailey to serve as an independent director of the Company until she stands for election at the 2014 Annual Meeting of Stockholders and until her successor is duly appointed and qualified. Ms. Bailey will serve on the Board’s Audit, Compensation and Corporate Governance committees. The appointment of Ms. Bailey increases the Company’s Board to seven members.

Ms. Bailey is Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation, a leading manufacturer of engineered wood building products for residential, industrial and light commercial construction. She has served in that position since December 2011. Ms. Bailey previously served as Vice President and Chief Financial Officer of Ferro Corporation, a global specialty materials company, from January 2007 to July 2010. Before joining Ferro Corporation, she held senior management positions of increasing responsibility with The Timken Company, a global producer of engineered bearings and alloy steel from 1995 to 2006, lastly as Senior Vice President, Finance and Controller. Earlier in her career, she was an audit supervisor for Deloitte & Touche and Assistant Treasurer at Tenneco, Inc.

“We are very pleased to have Sallie join the General Cable Board of Directors,” said Jack Welsh, Non-Executive Chairman of General Cable. “Sallie brings to our Board a record of achievement in finance and risk management, a solid understanding of industrial markets and a reputation for sound judgment that will complement our Board and benefit both the stockholders and management of General Cable."

“I look forward to having the benefit of Sallie’s expertise given her nearly twenty-five years of experience with global industrial and construction product companies,” said Gregory B. Kenny, President and Chief Executive Officer of General Cable. “Sallie has strong business acumen with in-depth experience in finance, accounting and treasury functions. She has been involved in many acquisitions and has significant experience in Lean manufacturing, both of which are key components of our strategy.”

General Cable Corporation (NYSE:BGC), a Fortune 500 Company, is a global leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products and systems for the energy, industrial, specialty, construction and communications markets. Visit our website at www.generalcable.com.

Louisiana-Pacific Corporation (NYSE:LPX), headquartered in Nashville, Tennessee, is a leading manufacturer of quality engineered wood building materials including oriented strand board, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers. For more information, visit the Company’s website at www.lpcorp.com.

Certain statements in this press release are forward-looking statements that involve risks and uncertainties, predict or describe future events or trends and that do not relate solely to historical matters. Forward looking statements can generally be identified by use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume,” “seek to” or other similar expressions, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which we have no control. These factors include, but are not limited to: the economic strength and competitive nature of the geographic markets that the Company serves; our ability to increase manufacturing capacity and productivity, our ability to increase our selling prices during periods of increasing raw material costs; our ability to service, and meet all requirements under, our debt, and to maintain adequate domestic and international credit facilities and credit lines; the impact of unexpected future judgments or settlements of claims and litigation; the impact of foreign currency fluctuations, compliance with U.S. and foreign laws, the Company’s ability to implement and make appropriate, timely and beneficial decisions as to when, how and if to purchase shares under the repurchase program and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on March 1, 2013, and subsequent SEC filings. You are cautioned not to place undue reliance on these forward-looking statements. General Cable does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

CONTACT:
General Cable Corporation
Len Texter, Vice President, Investor Relations, 859-572-8684